Exhibit 10.39

SECOND AMENDMENT TO CREDIT AGREEMENT

This Second Amendment to Credit Agreement (the “Amendment”) is made as of May 31, 2007 among the undersigned, Smart Business Advisory and Consulting, LLC a Delaware limited liability company (the “Borrower”), Smart Business Holdings, Inc., a Delaware corporation (the “Parent”), Bank of Montreal (“BMO”), individually and as Administrative Agent (BMO being referred to herein in such capacity as the “Administrative Agent”), and the other Banks currently party to the Credit Agreement (together with BMO, collectively referred to herein as the “Lenders”).

PRELIMINARY STATEMENTS

A.                                   The Borrower, the Parent, the Administrative Agent and the Lenders entered into a Credit Agreement dated as of May 15, 2007 (as heretofore amended, the “Credit Agreement”).  All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B.                                      The Borrower has requested that the Lenders amend certain provisions to the Credit Agreement and the Lenders are willing to do so under the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                                          AMENDMENT.

Subject to satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement is hereby amended as follows:

Section 1.01.                    Section 1.4 of the Credit Agreement is hereby amended by (i) restating the definition of “LIBOR Index Rate” in its entirety to read as set forth below, (ii) striking the definition of “Telerate Page 3750” in its entirety and (iii) inserting a new definition of “Reuters LIBOR01 Page” which reads as set forth below:

“LIBOR Index Rate” means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the Reuters LIBOR01 Page as of 11:00 a.m. (London, England time) on the day two (2) Business Days before the commencement of such Interest Period.

“Reuters LIBOR01 Page” means the display designated as “LIBOR01” on the Reuters Service (or such other page as may replace LIBOR01 on that service or such other service as may be nominated by the British Bankers’ Association as an information vendor for the purpose of displaying British Bankers’ Association Interest Settlement Rates for U.S. Dollar deposits).

Section 1.02.                    Section 4.4 of the Credit Agreement is hereby amended by adding the following sentence thereto:

The Borrower will cooperate with the Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Borrower to the Administrative Agent and the Lenders (collectively, “Information Materials”) pursuant to this Agreement and will designate Information Materials that are either (a) available to the public or not material with respect to the Borrower and its Subsidiaries or any of their respective securities, for purposes of United States federal and state securities laws, as “Public Information” or (B) not Public Information as “Private Information”.

Section 1.03.                    Clause (g) of the definition of “EBITDA” appearing in Section 5.1 of the Credit Agreement is hereby amended in its entirety and as so amended shall be restated to read as follows:

(g) amounts constituting Restricted Cash to the extent used during such Test Period to satisfy Assumed Liabilities (to the extent the Borrower or the Parent received a purchase price reduction, offset or adjustment for the assumption of such Assumed Liabilities) provided that the aggregate amount of such payments added back to EBITDA pursuant to this clause (g) shall not exceed $6,000,000 during the term of this Agreement and

Section 1.04.                    The definitions of “Compliance Certificate” and “Hedging Liability” appearing in Section 5.1 of the Credit Agreement are hereby amended in their respective entireties and as so amended shall be restated to read as follows:

“Compliance Certificate” is defined in Section 8.5(h) hereof.

“Hedging Liability” means the liability of the Borrower or any Guarantor to any of the Lenders, or any Affiliates of such Lenders, in respect of any interest rate, foreign currency, and/or commodity swap, exchange, cap, collar, floor, forward, future or option agreement, or any other similar interest rate, currency or commodity hedging arrangement, as the Borrower or such Guarantor, as the case may be, may from time to time enter into with any one or more of the Lenders party to this Agreement or their Affiliates in the ordinary course of business and not for speculative purposes.

Section 1.05.                    Section 5.1 of the Credit Agreement is hereby amended by adding thereto a new definition of “Term Loan” which reads as follows:

“Term Loan” means a Term B Loan.

Section 1.06.                    Section 13.12(a)(iv) of the Credit Agreement is hereby amended in its entirety and as so amended shall be restated to read as follows:

(iv)                              Assignment and Acceptance.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund with respect to such Lender, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. With respect to any assignment by a Lender to an Affiliate or an Approved Fund, such Lender shall continue to be liable as a “Lender” under the Loan Documents until such assignee executes and delivers an Assignment Agreement and thereby becomes a “Lender.”

Section 1.07.                    Section 13.12(c) of the Credit Agreement is hereby amended in its entirety and as so amended shall be restated to read as follows:

(c)                                  Any Lender, or an Affiliate or Approved Fund, may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, Affiliate or Approved Fund, including any such pledge or grant to a Federal Reserve Bank, and this Section shall not apply to any such pledge or grant of a security interest; provided that no such pledge or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or secured party for such Lender as a party hereto; provided further, however, the right of any such pledgee or grantee (other than any Federal Reserve Bank) to further transfer all or any portion of the rights pledged or granted to it, whether by means of foreclosure or otherwise, shall be at all times subject to the terms of this Agreement.

Section 1.08.                    Section 13.25 of the Credit Agreement is hereby amended in its entirety and as so amended shall be restated to read as follows:

Section 13.25.                  Confidentiality.  Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors to the extent any such Person has a need to know such Information (it being understood that the Persons to whom such disclosure is made will first be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any Subsidiary and its obligations, (g) with the prior written consent of the Borrower, (h) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent, any Lender or the L/C Issuer on a non-confidential basis from a source other than the Borrower or any Subsidiary or any of their directors, officers, employees or agents, including accountants, legal counsel and other advisors, (i) to rating agencies if requested or required by such agencies in connection with a rating relating to the Loans or Commitments hereunder, (j) to entities which compile and publish information about the syndicated loan market, provided that only basic information about the pricing and structure of the transaction evidenced hereby may be disclosed pursuant to this subsection (j) or (k)(i) an investor or prospective investor in securities issued by a Approved Fund that also agrees that Information shall be used solely for the purpose of evaluating an investment in such securities issued by a Approved Fund, (ii) to a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in securities issued by a Approved Fund in connection with the administration, servicing and reporting on the assets serving as collateral for securities issued by such Approved Fund, or (iii) to a nationally recognized rating agency that requires access to information regarding the Borrowers or any of their Subsidiaries, the Loans and Loan Documents in connection with ratings issued in respect of securities issued by a Approved Fund.  For purposes of this Section, “Information” means all information received from the Borrower or any of the Subsidiaries or from any other Person on behalf of the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a non-confidential basis prior to disclosure by the Borrower or any of its Subsidiaries or from any other Person on behalf of the Borrower or any of the Subsidiaries.

SECTION 2.                                          CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

Section 2.01.                    The Borrower, the Parent and the Required Lenders shall have executed and delivered this Amendment.

Section 2.02.                    Legal matters incident to the execution and delivery of this Amendment shall otherwise be satisfactory to the Administrative Agent and its counsel.

Section 2.03.                    After giving effect to this Amendment, no Event of Default shall have occurred and be continuing as of the date of this Amendment that would otherwise take effect.

SECTION 3.                                          REPRESENTATIONS.

In order to induce the Required Banks to execute and deliver this Amendment, the Borrower and the Parent, as applicable, hereby represent to the Required Banks that as of the date hereof, the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct in all material respects and, unless specifically waived herein, the Borrower is in compliance with all of the terms and conditions of the Credit Agreement after giving effect to this Amendment and no Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 4.                                          MISCELLANEOUS.

Section 4.01.                    The Borrower and the Parent heretofore executed and delivered the Collateral Documents.  The Borrower and the Parent hereby acknowledge and agree that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Obligations arising under the Credit Agreement as amended hereby; and the Collateral Documents and the rights and remedies of the Administrative Agent and Lenders thereunder, the obligations of the Borrower and the Parent thereunder, and the Liens created and provided for thereunder in each case remain in full force and effect and shall not be affected, impaired or discharged hereby.  Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

Section 4.02.                    Except as specifically amended herein or waived hereby, the Credit Agreement shall continue in full force and effect in accordance with its original terms.  Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

Section 4.03.                    This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement.  Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.  This Amendment shall be governed by the internal laws of the State of New York.

Section 4.04.                    The Borrower agrees to pay all reasonable documented out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the documents and transactions contemplated hereby, including the documented reasonable fees and expenses of counsel for the Agent with respect to the foregoing.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Credit Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

SMART BUSINESS ADVISORY AND CONSULTING, LLC

By
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SMART BUSINESS HOLDINGS, INC.

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BANK OF MONTREAL, as L/C Issuer, and as Administrative Agent

By
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BMO CAPITAL MARKETS FINANCING, INC., as a Lender and as Swing Line Lender

By
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BANK OF MONTREAL, as a Lender

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